Exhibit 99

NOBLE INTERNATIONAL ANNOUNCES EXECUTIVE APPOINTMENTS

WARREN, MI – JANUARY 12, 2006 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) announced that its Board of Directors approved the election of three corporate officers. Noble executives Steven A. Prue, Jay J. Hansen and David J. Fallon assume new roles within the Company, effective January 12, 2006. All three executives will report to Christopher L. Morin, Noble’s Chief Executive Officer. The Company’s senior executive ranks are being expanded to support Noble’s growth and continuous improvement initiatives.

The Chairman of Noble’s Board of Directors, Robert J. Skandalaris, stated regarding the new appointments, “Noble has experienced rapid growth over the past few years, tripling in size since 2003. After reviewing the extensive growth opportunities Noble is pursuing, the Board agreed that we need to devote more senior management resources to maximize our potential as a 21st Century Auto Body SolutionsSM provider. We have selected some of our most capable executives and asked them to take on expanded roles with the Company to support our growth. We are confident that by adding to our senior management team, Noble will realize its growth potential. On behalf of the Board, I am pleased to announce these appointments and thank our executives for taking on expanded roles with the Company.”

EXECUTIVE APPOINTMENTS

Steven Prue was named the Company’s President, with primary responsibility for driving the Company’s revenue growth and extending its lead in product and technological development. In his new position, Mr. Prue assumes responsibility for Sales and Program Management, Mergers and Acquisitions, as well as International Business Development in addition to his current oversight of Noble Advanced Technologies. Prior to joining Noble, Mr. Prue was President and founder of Laser Welding International, Inc., the leading supplier of curvilinear laser-welded blanks, which Noble acquired in January 2004. Mr. Prue received his undergraduate degree from Michigan State University and an MBA from Northwood University.

Jay Hansen assumes the position of Chief Operating Officer. As Chief Operating Officer, Mr. Hansen will lead Noble’s efforts in Strategy and Continuous Improvement. Mr. Hansen will also oversee Noble’s Manufacturing Operations, Human Resources and Engineering functions. He was formerly Noble’s Chief Financial Officer, a position he held since May 2003. He joined Noble in 2002 as Vice President of Corporate Development. Mr. Hansen holds a Bachelor of Science Degree in Business Administration from The Wharton School at the University of Pennsylvania.

David Fallon, previously Noble’s Vice President of Finance, assumes the position of Chief Financial Officer. Mr. Fallon will be responsible for Noble’s Accounting and Finance functions, as well as Risk Management and Regulatory Compliance. Mr. Fallon joined the Company in January 2002. He is a Certified Public Accountant and holds a Bachelors Degree from the University of Dayton and an MBA from The Wharton School at the University of Pennsylvania.

Mr. Morin commented on the new appointments, “Our expanded senior management team is comprised of some of our most experienced executives. We are deploying our management resources where we believe they can have the most impact on driving the growth and improved operating performance of the Company. Adding to our executive ranks also allows me to concentrate on ensuring that we execute our Five Key Strategies to double Noble’s current size by the end of the decade. I am confident that we have the right team in place and look forward to working with them as we grow the Company together.”

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements.

For more information contact:

Greg Salchow

Noble International, Ltd.

(586) 751-5600